CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Financial Highlights” in the Prospectus dated August 16, 2023.

We also consent to the incorporation by reference of our report dated August 29, 2022, with respect to the financial statements and financial highlights of Impact Shares Trust I (comprising Impact Shares Affordable Housing MBS ETF) included in its Annual Report to Shareholders (Form N-CSR) for the year ended June 30, 2022, into this Post-Effective Amendment No. 99 to the Registration Statement (Form N-1A, File No. 033-38074), filed with the Securities and Exchange Commission.

/s/ Ernst & Young, LLP

Dallas, Texas

August 16, 2023

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Post-Effective Amendment No. 99 to the Registration Statement on Form N-1A of Quaker Investment Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

August 16, 2023